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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                      January 6, 2004 (December 22, 2003)


                                  METATEC, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Ohio                           0-9220                 31-1647405
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(State or other jurisdiction            (Commission             (IRS Employer
of incorporation)                       File Number)         Identification No.)

7001 Metatec Boulevard, Dublin, Ohio                                  43017
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (614) 761-2000


                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 22, 2003, Metatec, Inc. (the "Company") completed the sale of substantially all of its assets (the "Asset Sale") to MTI Acquisition, LLC ("MTI"), a wholly owned subsidiary of ComVest Investment Partners II LLC ("ComVest II"), and an affiliate of Commonwealth Associates Group Holdings LLC. The Company, which on October 17, 2003, had filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Ohio, Case No. 03-65902, received final approval from the Bankruptcy Court for the Asset Sale on December 22, 2003. MTI was the successful bidder for the Company's assets in the sale process supervised by the Bankruptcy Court. A copy of the asset purchase agreement between the Company and MTI was filed as Exhibit 99.2 to the Company's Form 8-K filed with the Securities and Exchange Commission on November 14, 2003. Since the completion of the sale, MTI has changed its name to Inoveris, LLC.

         The purchase price for the Company's assets, which consisted primarily of manufacturing equipment and machinery, office furniture and equipment, other tangible assets, inventories, customer purchase orders and certain other contact rights, and certain intangible assets and intellectual property rights, was composed of several components, including (i) a credit against existing secured debt of approximately $9.35 million (ComVest II was the Company's largest secured creditor and assigned a portion of its secured claim to MTI), (ii) a $1.0 million cash payment to the bankruptcy estate, and (iii) the assumption of approximately $1.3 million of the Company's liabilities. MTI also assumed certain executory contracts and leases of the Company. In addition, MTI assumed the Company's $1.75 million post-petition financing loan.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         As the next step in the Company's Chapter 11 reorganization, the Company intends to prepare and file a plan of reorganization with the Bankruptcy Court concerning the complete liquidation of the Company. It is anticipated that this plan of liquidation will be filed with the Bankruptcy Court prior to June 30, 2004.

         As previously disclosed, it is not anticipated that the shareholders of the Company will realize any cash or other value for their common shares of the Company in connection with the liquidation of the Company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            METATEC, INC.


Dated:  January 6, 2004                     By /s/ Christopher A. Munro
                                               --------------------------------
                                               Christopher A. Munro, President
                                               and Chief Executive Officer
                                               (authorized signatory)